Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Announces New Launch Window for Max Payne 3

Title now planned for release in May 2012; joins robust lineup for fiscal year 2013

New York, NY – January 17, 2012 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that Rockstar Games expects to launch Max Payne 3 in May 2012, adding the title to the Company’s lineup of new releases planned for its fiscal year ending March 31, 2013.  Max Payne 3 had previously been slated for release in March 2012.  Rockstar Games plans to announce further details later today.

This brief delay has the effect of moving the initial release of Max Payne 3 from Take-Two’s fiscal fourth quarter 2012 into its fiscal first quarter 2013.  As a result, Take-Two now expects to report a net loss for fiscal year 2012.  Specifically, the Company expects this change to reduce its fiscal year 2012 net revenue by $210 – 230 million and Non-GAAP net income per share by $0.60 – $0.70, including $0.03 – $0.04 per share related to a lower share count of 83 million shares used for purposes of calculating Non-GAAP net income (loss) per share.  Take-Two will update its fiscal 2012 financial outlook to reflect this change and other factors when it announces its third quarter financial results on February 2, 2012.

“We do not take changes to our release schedule lightly, and this short delay will ensure that Max Payne 3 delivers the highest quality, groundbreaking entertainment experience that is expected from our Company,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Max Payne 3 promises to be one of our most exciting releases to date, and we are confident that consumers will once again be amazed by Rockstar’s ability to take interactive entertainment to another level.

“With Max Payne 3 now slated for May, our robust lineup of upcoming releases for fiscal 2013 is even stronger, including BioShock® Infinite, Borderlands 2, Spec Ops: The Line, XCOM, XCOM: Enemy Unknown, and other titles yet to be announced for release that year.  Fiscal 2013 is poised to be one of our best years ever, with anticipated substantial revenue growth and Non-GAAP Net Income of over $2.00 per share.  We are well positioned to deliver growth and profitability over the long term.”

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss), and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

•                  Stock-based compensation – the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses – the Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization, restructuring and related expenses from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations – the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures. As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Professional fees and expenses associated with unusual legal and other matters – the Company has incurred expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Non-cash interest expense related to convertible debt – The Company records non-cash interest expense on its convertible notes in addition to the interest expense already recorded for coupon payments. The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill – due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K, which publishes its titles under the 2K Games, 2K Sports and 2K Play brands.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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